Exhibit 99.(17)(d)

[FORM OF PROXY CARD]

YOUR VOTE IS IMPORTANT!

THREE EASY WAYS TO VOTE YOUR PROXY.

TOUCHSTONE STRATEGIC TRUST

Touchstone Capital Growth Fund

PROXY TABULATOR P.O. BOX 9112 FARMINGDALE, NY 11735	To vote by Internet 1) Read the Proxy Statement/Prospectus and have the proxy card below at hand.
2) Go to website www.proxyvote.com.
3) Follow the instructions provided on the website.

To vote by Telephone

1) Read the Proxy Statement/Prospectus and have the proxy card below at hand.
2) Call ( ) - .
3) Follow the instructions.

To vote by Mail

1) Read the Proxy Statement/Prospectus.
2) Check the appropriate boxes on the proxy card below.
3) Sign and date the proxy card.
4) Return the proxy card in the envelope provided.

[FORM OF PROXY CARD]

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
[ ]	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

	The Board of Trustees recommends you vote FOR the following:	For	Against	Abstain

1. To approve an Agreement and Plan of Reorganization between Touchstone Capital Growth Fund and Touchstone Large Cap Fund, each a series of Touchstone Strategic Trust, providing for (i) the transfer of all of the assets of Touchstone Capital Growth Fund to Touchstone Large Cap Fund in exchange for shares of Touchstone Large Cap Fund; (ii) the assumption by Touchstone Large Cap Fund of all of the liabilities of Touchstone Capital Growth Fund; and (iii) the termination of Touchstone Capital Growth Fund subsequent to the distribution of shares of Touchstone Large Cap Fund to Touchstone Capital Growth Fund’s shareholders in complete liquidation of that Fund; and

		☐	☐	☐
2. To consider and transact such other business as may properly be presented at the Special Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature [Joint Owners]	Date

[FORM OF PROXY CARD]

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Proxy Statement/Prospectus is available at www.proxyvote.com.

[ ]

TOUCHSTONE STRATEGIC TRUST

Touchstone Capital Growth Fund

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned shareholder of the Touchstone Strategic Trust hereby appoints Terrie A. Wiedenheft and Timothy S. Stearns, and each of them, the proxies of the undersigned, with full power of substitution, to vote, as indicated herein, all of the shares of Touchstone Capital Growth Fund standing in the name of the undersigned at the close of business on March 27, 2015 at a Special Meeting of Shareholders to be held at the office of the Touchstone Strategic Trust, 303 Broadway, Suite 1100, Cincinnati, Ohio 45202 on May 26, 2015, and at any and all adjournments thereof, with all of the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposals, as more fully described in the Proxy Statement/Prospectus for the meeting.

PLEASE SIGN AND DATE ON THE REVERSE SIDE